UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008

GLOBAL LOGISTICS ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32735 (Commission File Number)	43-2089172 (IRS Employer Identification No.)

330 Madison Avenue, 6th Floor, New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

Registrant’s telephone number, including area code: (646) 495-5155

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2008, the registrant, Global Logistics Acquisition Corporation (“GLAC”), entered into an agreement with Clark-GLAC Investment, LLC (“Purchaser”), an entity affiliated with certain of the stockholders of The Clark Group, Inc. (“Clark”), pursuant to which the Purchaser agreed to use commercially reasonable efforts to purchase 2,380,000 shares of GLAC’s common stock that were issued in its public offering from holders of such shares who have indicated their intention to vote against the proposal to approve GLAC’s proposed acquisition of Clark that will be considered at GLAC’s special meeting of stockholders scheduled to be held on February 7, 2008. On February 1, 2008, the Purchaser purchased an aggregate of 999,600 shares of GLAC common stock pursuant to such agreement and on February 5, 2008, it purchased an additional 1,349,800 shares, for total purchases of 2,349,400 shares.

On February 1, 2008, GLAC also entered into an agreement with certain of its founders pursuant to which such founders agreed to purchase an additional 320,000 shares from holders who have indicated their intention to vote against the acquisition proposal. On February 1, 2008, such founders purchased an aggregate of 299,800 shares of GLAC common stock pursuant to such agreement, as follows:

James Martell	-	107,747 shares
Gregory E. Burns	-	98,377 shares
Charles Royce	-	74,952 shares
Edward Cook	-	9,362 shares
Donald McInnes	-	9,362 shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2008

GLOBAL LOGISTICS ACQUISITION CORPORATION
By:	/s/ Kenneth L. Saunders
Name:	Kenneth L. Saunders
Title:	Chief Financial Officer, Treasurer and Secretary